Exhibit 10.3

NOTE MODIFICATION AGREEMENT
AND ASSIGNMENT OF PROCEEDS

THIS NOTE MODIFICATION AGREEMENT AND ASSIGNMENT OF PROCEEDS (this (“Agreement”) is executed effective as of the ___ day of _________ 2012, from BEHRINGER HARVARD SHORT-TERM OPPORTUNITY FUND I LP, a Texas limited partnership (“Assignor”), to BEHRINGER HARVARD HOLDINGS, LLC, a Delaware limited liability company (“Assignee”).

RECITALS

A.                Assignor executed and delivered to Assignee that certain Fifth Amended and Restated Unsecured Promissory Note dated as of March 29, 2011 (the “Note”) in the original principal amount of up to Twenty Five Million Dollars ($25,000,000) payable to the order of Assignee.

B.                 In connection with a modification of the Note, Assignor and Assignee have agreed to execute this Agreement.

1.                  Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

(a)                “Carpenter Net Sales Proceeds” means the sales proceeds received by Assignor (or received by the Carpenter Owner) as a result of the sale of the Carpenter Property to an independent buyer in an arm’s length transaction, net of any indebtedness required to be paid from such proceeds and net of closing costs.

(b)               “Carpenter Owner” means Behringer Harvard 250/290 Carpenter LP, a Texas limited partnership.

(c)               “Carpenter Property” means that certain 539,368 square foot office building and related real and personal property located at 250/290 E John Carpenter, Irving, Texas, owned by the Carpenter Owner.

(d)               “Coit Net Sales Proceeds” means the sales proceeds received by Assignor (or received by any subsidiary of Assignor that is a partner in the Coit Owner) as a result of the sale of the Coit Property to an independent buyer in an arm’s length transaction, net of any indebtedness required to be paid from such proceeds and net of closing costs.

(e)                “Coit Owner” means Behringer Harvard 1221 Coit LP, a Texas limited partnership.

(f)                “Coit Property” means that certain 128,753 square foot office building and related real and personal property located at 1221 Coit Road, Plano, Texas, owned by the Coit Owner.

(g)                “Landmark Owner” means Behringer Harvard Landmark LP, a Texas limited partnership.

2.                  Extension of Maturity Date. The Note is hereby modified to provide that the “Maturity Date” shall be May 31, 2014.

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3.                  Assignments. In order to secure payment of the Note, Assignor hereby assigns to Assignee the following: (a) the Carpenter Net Sales Proceeds; (b) the Coit Net Sales Proceeds; (c) all amounts received by Assignor (or received by Landmark Owner, its subsidiary) under that certain Earn Out Agreement dated as of June 10, 2011, executed between Landmark Owner and Crow-Billingsley Investment Company, a Texas corporation; and (d) all amounts received by Assignor under that certain Earnout and Services Agreement dated as of January 18, 2012, executed between Assignor and various entities related to Crow-Billingsley Investment Company. Subject to the provisions of Section 6 below, the Carpenter Net Sales Proceeds, the Coit Net Sales Proceeds and the amounts described in clauses (c) and (d) of the preceding sentence, as applicable, shall be paid to Assignee no later than the next business day following the date that Assignor (or the Carpenter Owner or the Coit Owner or the Landmark Owner, as the case may be) receives such proceeds. Assignee shall apply such proceeds towards payment of the Note.

4.                  Time of the Essence. Time is of the essence of each obligation of Assignor hereunder.

5.                  Covenant as to Further Assurances. Assignor will (and will cause the Carpenter Owner and the Coit Owner and the Landmark Owner to) from time to time hereafter execute and deliver such further instruments and take such further action as may be reasonably requested by Assignee to carry out the purposes of this Agreement.

6.                  No Violation of Existing Loan Documents. If any provision of this Agreement violates the provisions of any loan document (including, without limitation, any subordination agreement) to which Assignor or Assignee is a party, such provision shall be deemed modified (or deleted if necessary) to the extent necessary to cause Assignor or Assignee, as the case may be, to be in compliance with such loan document. Without limiting the generality of the preceding sentence, this Agreement is subject to the terms of any subordination agreement executed by Assignee for the benefit of any other creditor of Assignor.

7.                  Binding Effect. The terms, provisions, representations and warranties herein contained shall inure to the benefit of, and bind the parties hereto and their respective heirs, devisees, representatives, successors and assigns.

8.                  Counterparts. This Agreement may be executed in any number of counterparts with the same effect as if all parties hereto had signed the same document. All such counterparts shall be construed together and shall constitute one instrument, but in making proof hereof it shall only be necessary to produce one such counterpart.

9.                 Applicable Law. This Agreement is performable in Dallas County, Texas and shall in all respects be governed by, and construed in accordance with, the substantive federal laws of the United States and the laws of the State of Texas.

10.              Miscellaneous. Within this Agreement, words of any gender shall be held and construed to include any other gender, and words in the singular number shall be held and construed to include the plural, unless the context otherwise requires. Captions in this Agreement are intended for convenience only and are not to be considered in interpreting the provisions hereof. The parties agree that time is of the essence with respect to this Agreement.

[Signature Page Follows]

Note Modification Agreement and Assignment of Proceeds	Page 2

IN WITNESS WHEREOF, the undersigned has duly executed this Agreement as of the day and year first written above.

ASSIGNOR:

BEHRINGER HARVARD SHORT-TERM OPPORTUNITY FUND I LP a Texas limited partnership

By:	Behringer Harvard Advisors II LP, a Texas limited partnership, its general partner

By:

Name:

Title:

ASSIGNEE:

BEHRINGER HARVARD HOLDINGS, LLC,
a Delaware limited liability company

By:

Name:

Title:

Note Modification Agreement and Assignment of Proceeds	Page 3

CONSENT OF OWNERS

The undersigned execute this Agreement for the purpose of acknowledging their consent thereto and their agreement to apply the Carpenter Net Sales Proceeds, the Coit Net Sales Proceeds and the amounts described in Section 3(c) above as provided in this Agreement.

BEHRINGER HARVARD 1221 COIT LP, a Texas limited partnership

By:	Behringer Harvard 1221 Coit GP, LLC, a Texas limited liability company, its general partner

By:

Name:

Title:

BEHRINGER HARVARD 250/290 Carpenter LP, a Texas limited partnership

By:	Behringer Harvard 250/290 Carpenter GP, LLC, a Texas limited liability company, its general partner

By:

Name:

Title:

BEHRINGER HARVARD LANDMARK LP, a Texas limited partnership

By:	Behringer Harvard Landmark GP, LLC, a Texas limited liability company, its general partner

By:

Name:

Title:

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